UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2009

VeraSun Energy Corporation

(Exact name of registrant as specified in its charter)

South Dakota	001-32913	20-3430241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 N. Minnesota Ave., Suite 300

Sioux Falls, South Dakota 57104

(Address of principal executive offices) (Zip Code)

(605) 978-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 8, 2009, VeraSun Energy Corporation (the “Company”) and its subsidiaries ASA Albion, LLC (“ASA Albion”) and ASA OpCo Holdings, LLC (“ASA Holdings”) entered into an Asset Purchase Agreement (the “Albion APA”) with Valero Renewable Fuels Company, LLC (“VRFC”) and Valero Energy Corporation (together with VRFC, “Valero”) providing for the sale to Valero of substantially all of the assets relating to the Company’s production facility in Albion, Nebraska. The sale under the Albion APA was completed on May 8, 2009 for consideration of approximately $54 million in cash, including an amount of approximately $1.8 million for estimated inventory at closing that is subject to an upward or downward post-closing adjustment based on a physical count of the Albion facility’s inventory at closing. In addition, Valero assumed specified liabilities. The sale of assets under the Albion APA was conducted under the provisions of Section 363 of the United States Bankruptcy Code (the “Bankruptcy Code”) and was subject to approval by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), which the Bankruptcy Court granted in a sale order entered on May 8, 2009, in connection with the bankruptcy cases of the Company and 24 of its subsidiaries (collectively, the “Debtors”) under chapter 11 of the Bankruptcy Code that are being jointly administered by the Bankruptcy Court as In re VeraSun Energy Corporation, et al., Case No. 08-12606 (BLS) (the “Bankruptcy Cases”).

On May 11, 2009, the Company, ASA Holdings, ASA Bloomingburg, LLC (“ASA Bloomingburg”) and ASA Linden, LLC (together with ASA Holdings, ASA Bloomingburg and ASA Albion, the “ASA Entities”) completed the sale to designees of WestLB AG, New York Branch (collectively, the “WestLB Purchasers”) of substantially all of the assets relating to the Company’s production facilities in Bloomingburg, Ohio and Linden, Indiana (the “WestLB Facilities”). The consideration for the WestLB Facilities consisted of the release of the ASA Entities from their obligations under $99 million of existing indebtedness and assumption by the WestLB Purchasers of specified liabilities. In connection with the asset-sale transaction under the WestLB APA, the Company is to provide to the WestLB Purchasers specified transition services until June 10, 2009. The sale of the WestLB Facilities was conducted under the provisions of Section 363 of the Bankruptcy Code and was subject to approval by the Bankruptcy Court, which the Bankruptcy Court granted in a sale order entered on April 24, 2009, in connection with the Bankruptcy Cases.

With the closing of the sale of the Albion facility and the WestLB Facilities, the Company has completed the disposition of all of its ethanol production facilities and its Reynolds, Indiana development site.

VeraSun Energy Corporation and its subsidiaries have purchased denaturant from, and have supplied ethanol to, Valero Energy Corporation and its subsidiaries. In connection with Valero’s April 1, 2009 acquisition from the Company and certain of its subsidiaries of substantially all of the assets relating to a development site in Reynolds, Indiana and production facilities in Aurora, South Dakota; Charles City, Fort Dodge and Hartley, Iowa; and Welcome, Minnesota, the Company is providing specified transition services to Valero for up to six months after April 1, 2009.

WestLB AG, New York Branch has acted as a lender and as administrative agent under a pre-petition secured credit facility with the ASA Entities and a debtor-in-possession financing facility with the Company and the ASA Entities.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

The disclosure in Item 2.01 of this report is incorporated herein by reference.

The Company is currently unable in good faith to make a determination of an estimate of the amount or range of amounts expected to be incurred in connection with the sale of substantially all of the assets of the Company and its subsidiaries, both with respect to each major type of cost associated with each of the foregoing and with respect to the total cost of each of the foregoing, or an estimate of the amount or range of amounts that will result in future cash expenditures.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2009, James J. Bonsall resigned as Chief Restructuring Officer of the Company, effective as of such date.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The Company is currently unable to prepare meaningful pro forma financial information reflecting the transactions described in Item 2.01 of this report. To the extent pro forma financial information is required by Item 9.01 of Form 8-K, the Company would file such information by subsequent amendment to this Current Report on Form 8-K unless such information is not known or reasonably available to the Company within the meaning of Rule 12b-21 under the Securities Exchange Act of 1934, as amended.

(d)	Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of May 8, 2009, by and among Valero Renewable Fuels Company, LLC, Valero Energy Corporation, VeraSun Energy Corporation, ASA Albion, LLC and ASA OpCo Holdings, LLC

Additional information regarding the Debtors’ bankruptcy cases, including access to court documents and other general information, is available through the Company’s web site at http://www.verasun.com by following the link to “REORGANIZATION INFORMATION” or at http://www.kccllc.net/verasun. Information contained on, or that can be accessed through, such web sites is not part of this report.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In particular, statements by the Company regarding its chapter 11 reorganization process, including the implementation of a plan of reorganization, as well as other statements of management’s expectations, anticipations, beliefs, plans, intentions, targets, estimates, or projections and similar expressions relating to the future, are forward-looking statements within the meaning of these laws. Forward-looking statements in some cases can be identified by their being preceded by, followed by or containing words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” and other similar expressions. Forward-looking statements are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of the Company’s future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements. Except as required by law, the Company undertakes no obligation to update any forward-looking statements.

Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements include the following: the ability of the Company to fund the wind-down of its operations and the implementation of any plan of reorganization; the Company’s ability to obtain court approval with respect to motions in the chapter 11 proceedings prosecuted by the Company from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the bankruptcy cases to chapter 7 cases; and the potential adverse impact of the chapter 11 cases on the Company’s liquidity. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities. No assurance can be given as to what values, if any, will be ascribed in the chapter 11 proceeding to each of these constituencies. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities. The Company expects that, upon effectiveness of any plan of reorganization, the Company’s common stock will be cancelled for no consideration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASUN ENERGY CORPORATION

Date: May 13, 2009	By:	/s/ Mark D. Dickey
Mark D. Dickey
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of May 8, 2009, by and among Valero Renewable Fuels Company, LLC, Valero Energy Corporation, VeraSun Energy Corporation, ASA Albion, LLC and ASA OpCo Holdings, LLC